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                                                                     EXHIBIT 11

CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
PNC BANK CORP. AND SUBSIDIARIES

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Year Ended December 31
In Thousands, except per share data                       1994           1993            1992
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
PRIMARY AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding      234,960        233,782         221,408
Weighted average common shares to be issued
 using average market price and assuming:
 Exercise of stock options                                 1,650          2,556           2,498
 Exercise of warrants                                                        48             117
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 Primary weighted average common shares                  236,610        236,386         224,023
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FULLY DILUTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding      234,960        233,782         221,408
Weighted average common shares to be issued
 using average market price or period-end market
 price, whichever is higher, and assuming:
 Conversion of preferred stock Series A & B                  225            256             296
 Conversion of preferred stock Series C                      681            748             870
 Conversion of preferred stock Series D                      859            946           1,186
 Conversion of debentures                                     73             85             206
 Exercise of stock options                                 1,650          2,556           3,037
 Exercise of warrants                                                        48             122
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 Fully diluted weighted average common
  shares outstanding                                     238,448        238,421         227,125
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PRIMARY EARNINGS PER COMMON SHARE
Income before cumulative effect of changes in
 accounting principles                                  $610,062       $745,263        $529,440
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343                                           (19,393)       (102,501)
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Net income                                              $610,062       $725,870        $426,939

Add: ESOP dividends tax benefit                                                           2,680
Less: Preferred dividends declared                         1,632          1,832           3,056
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Net income applicable to primary earnings
 per common share                                       $608,430       $724,038        $426,563
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Primary before cumulative effect of
 changes in accounting principles                          $2.57          $3.14           $2.36
Cumulative effect of changes in
 accounting principles                                                     (.08)           (.46)
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Primary earnings per common share                          $2.57          $3.06           $1.90
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FULLY DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of changes
 in accounting principles                               $610,062       $745,263        $529,440
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343                                           (19,393)       (102,501)
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Net income                                              $610,062       $725,870        $426,939
Add:  Interest expense on convertible
       debentures (net of tax)                                50             57             142
      ESOP dividends tax benefit                                                          2,680
Less: Dividends declared on non-convertible
       preferred stock                                                       34             879
      Convertible preferred dividends
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Net income applicable to fully diluted
 earnings per common share                              $610,112       $725,893        $428,882
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Fully diluted before cumulative effect
 of changes in accounting principles                       $2.56          $3.13           $2.34
Cumulative effect of changes in
  accounting principles                                                    (.09)           (.45)
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Fully diluted earnings per common share                    $2.56          $3.04           $1.89
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

With respect to the 1990 fully diluted earnings per share calculation, preferred stock series C and D, and the convertible debentures were excluded since the conversion of these securities would have the effect of increasing the earnings per share amount for the year.